Exhibit 10.6(a)
Employee Stock Options
2003 Plan
Dear _____:
     Effective May _____, 2006 you have been granted a Non-qualified Option to purchase up to _____ shares of the common stock, par value $.25 per share, of Centex Corporation (the “Company”) for $_____ per share (the “Option”). This Option is granted under the Centex Corporation Amended and Restated 2003 Equity Incentive Plan (as such plan may be amended from time to time, the “Plan”). A copy of the Plan is available to you upon request to the Law Department during the term of this Option. This Option will terminate upon the close of business on May ___, 2013, unless earlier terminated as described herein or in the Plan.
     This Award will vest at the rate of 33 1/3% per year on each of March 31, 2007, March 31, 2008, and March 31, 2009.
     If for any reason you cease to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates (i) this Option will immediately terminate as to any unvested portion on the date of such cessation and (ii) any portion of this Option vested but not exercised by you on or before such date of cessation may be exercised after such date only as provided in the Plan.
     The Company may cancel and revoke this Option and/or replace it with a revised option at any time if the Company determines, in its good faith judgment, that this Option was granted to you in error or that this Option contains an error. In the event of such determination by the Company, and written notice thereof to you at your business or home address, all of your rights and all of the Company’s obligations as to any unvested portion of this Option shall immediately terminate. If the Company replaces this Option with a revised option, then you will have all of the benefits conferred under the revised option, effective at such time as the new option goes into effect.
     This Option is subject to the Plan, and the Plan will govern where there is any inconsistency between the Plan and this Option. The provisions of the Plan are also provisions of this Option, and all terms, provisions and definitions set forth in the Plan are incorporated in this Option and made a part of this Option for all purposes. Capitalized terms used but not defined in this Option will have the meanings assigned to such terms in the Plan. This Option has been signed in duplicate by Centex Corporation and delivered to you, and (when you sign below) has been accepted by you effective as of May ___, 2006.

ACCEPTED	CENTEX CORPORATION
as of May ___, 2006

[Name]	[Name]
[Title]